Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 20, 2015, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Plexus Corp.’s Annual Report on Form 10-K for the fiscal year ended October 3, 2015.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
May 9, 2016